Exhibit 5.1
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                           WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007







                                  July 16, 2002




Elizabeth Arden, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida 33014

Ladies and Gentlemen:

                  We have acted as counsel to Elizabeth Arden, Inc., a Florida corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form S-3 (file no. 333- ) (the "Registration Statement") of shares of common stock, par value $0.01, of the Company (the "Common Stock"), to be offered and sold by the Company and the selling shareholders named in the Registration Statement (the "Selling Shareholders") from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Securities Act Rules"), with aggregate gross proceeds of up to $125,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, in each case pursuant to terms and conditions to be designated by the Company at the time of offering.

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, including (i) the Registration Statement, (ii) a copy of the Amended and Restated Articles of Incorporation of the Company, (iii) a copy of the Amended and Restated By-laws of the Company, and (vi) such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established,

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Weil, Gotshal & Manges LLP


July 16, 2002
Page 2

we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  1. With respect to any offering of shares of the Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the shares of the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules thereunder; (iii) if the shares of the Common Stock are to be sold pursuant to a purchase agreement with respect to the shares of the Common Stock, such purchase agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Common Stock and related matters; (v) the terms of the issuance of the shares of the Common Stock and sale have been duly established in conformity with the operative articles of incorporation and by-laws of the Company so as not to violate any applicable law, the operative articles of incorporation or by-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the Common Stock in the form of the specimen certificates examined by us are duly executed, countersigned, registered and delivered upon payment in full of the agreed upon consideration therefor, the shares of Common Stock when issued and sold in accordance with a duly authorized, executed and delivered purchase agreement will be duly authorized, validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Common Stock are authorized and available for issuance; that the consideration therefor is not less than the par value of the Common Stock; and that if any shares of Common Stock are sold by the Selling Shareholders, such shares have been issued in accordance with the terms of the Company's Series D Convertible Preferred Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                                 Very truly yours,


                                                 /s/ Weil, Gotshal & Manges LLP